1Q24 Earnings Call Presentation 2 Safe Harbor 1Q24 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 3 1Q24 Performance Highlights Flexible operating model supports opportunistic capital deployment Favorable long-haul voyage demand across specialized ice-class fleet and solid base of premium long-term COAs, resulted in earned TCE rates exceeding the benchmark average Baltic Panamax and Supramax indices by 29%+ in 1Q24. Adjusted EBITDA increased by 23% y/y to $19.9 million in 1Q24, as Adjusted EBITDA margin increased by 400 basis points y/y to 19.0% due to the 23% y/y increase in earned TCE rates, lower per-day voyage expenses, partially offset by an increase in charter hire expenses per chartered-in day associated with higher market rates. In May 2024, announced the acquisition of two 58,000 dwt dry bulk vessels for a combined price of $56.6 million to be delivered in 3Q24. The acquisitions are aligned with the Company’s strategy of upgrading its fleet to optimize TCE return. Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, to be paid on June 13, 2024. As of May 7, 2024, booked 2,890 days at an average of $16,300/day. During 1Q24 the Company began investing in the expansion of its logistics business in the Port of Tampa, Florida through strategic joint operations partnerships and a land lease commitment. The Company is committed to generated profitable organic growth through investment in its port and logistics business. 4 1Q 2024 Performance Summary Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions $ 19 .9 $ 16 .2 1Q24 1Q23 $ 0 .14 $ 0 .11 1Q 24 1Q 23 $ 17,6 9 7 $ 14 ,372 1Q 24 1Q 23 $ 9 .0 $ 11.6 1Q 24 1Q 23

5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 32% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 2Q24 booked TCE rate of $16,200, a 8% premium to the market average through the quarter.* • Our niche, higher- margin trades, long- term COAs and charter-in strategy remain key areas of differentiation. * Q2 24 estimated TCE performance based on shipping days booked as of May 7, 2024 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market TCE Rate** 6 Recent Vessel Acquisitions Disciplined acquiror of complementary assets MV Bulk Sachuest - Supramax MV Bulk Courageous - Ultramax MV Bulk Promise - Panamax MV Bulk Valor - Supramax MV Bulk Concord - Panamax MV Nordic Nuluujaak – Post Panamax(1) MV Nordic Qinnqua – Post Panamax(1) MV Nordic Sanngijug – Post Panamax(1) MV Nordic Siku – Post Panamax(1) (1) Vessels are owned through a Joint Venture, of which Pangaea owns 50%. 2021 Purchased 7 vessels for $205 million Purchased 3 vessels for $64 million 2022 & 2023 MV Bulk Prudence - Ultramax 7 Return of Capital Program Stable quarterly cash dividend supported by stable profitability Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued Ta rg e te d d ivid e nd p o lic y is a im e d towa rd sust a ina b ilit y t h ro ug h the c yc le Divid e nd p ayo ut ha s inc re a se d a m id favo ra b le m a rke t co nd it io ns a nd s t ra te g ic exe c ut io n Im p rove d m a rg ins a nd c a sh co nve rs io n sup p o rt d ivid e nd cove ra g e d e sp ite vo la t ile d ry b ulk m a rke t 6 .3% 7.4% 16 .5% 58 .0% 20 20 20 21 20 22 20 23 $ 0 .0 2 $ 0 .11 $ 0 .30 $ 0 .4 0 20 20 20 21 20 22 20 23 22.9 x 11.2x 10 .1x 3 .0 x 20 20 20 21 20 22 20 23 8 Balance Sheet Update Ample liquidity to support ongoing growth of business O p p o rtunis t ic a lly inve ste d in ow ne d sh ip fle e t d uring 20 21 a m id a t t ra c t ive m a rke t d yna m ic s Re p a id ove r $ 35 m illio n in d e b t d uring 20 23 thro ug h o p e ra t ing c a sh flow a nd ve sse l sa le s Ca p it a l a llo c a t io n p rio rit ie s w ill b e b a la nce d b e twe e n d e b t re p aym e nt , fle e t inve stm e nt , o p p o rtunis t ic M&A a nd sha re ho ld e r re turns $116.4 $255.5 $175.6 $168.9 $165.0 $46.9 $56.2 $128.4 $99.0 $95.9 2.7x 2.4 x 1.3x 2.1x 2.0 x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2020 2021 2022 2023 1Q24 TT M N et D eb t/ A d j. E B IT D A $s in M ill io n s Total Net Debt Total Cash Net Leverage

Macro Shipping Outlook

Focused on providing comprehensive logistics solutions with targeted dry bulks

Near Term Outlook
(1H24)

- Trade disruptions and limited dry bulk vessel supply have resulted in elevated ton-mile demand, supporting elevated market rates entering 2Q24
- US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials

Medium Term Outlook
(Full-Year 2024)

- Global dry bulk fleet growth is expected to remain limited amid limited new-building activity
- Trade disruptions resulting from geopolitical tensions are expected to increase could create opportunities as trade looks to avoid regions of turmoil
- Current risk to medium-term rate improvement is a more pronounced global recession

Long-Term Outlook
(2025-2026)

- Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings
- Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers
- Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

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Value Creation Strategy

Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth

Integrated shipping-logistics model
- Provide solutions to customer supply chain issues
- More efficient, lower total cost of delivery for customer
- Adds volume and margins to PANL ocean freight offerings

High fleet utilization
- Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days

Organic investment
- Expand capabilities to offer cargo movement beyond ocean transportation
- Expand owned fleet for growth using our unique business plan
- Apply consistent approach to expand and renew fleet

Inorganic investment
- Purchase vessels in support of existing long-term COAs, to maximize returns
- Acquire logistics companies to grow in logistics sector

Return of capital
- Sustain consistent dividend approach, not a payout formula
- Conserve capital for fleet renewal and opportunistic growth
- Compensate for volatility of sector by maintaining reasonable liquidity

Balance sheet optionality
- Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms
- Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects
- Consider joint ventures to help mitigate risks and create synergies

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Investment Conclusion

Small-cap growth play with stable return of capital program

- Integrated shipping-logistics model delivering consistent, above-market returns
- Focused on consistently high fleet utilization to drive operating leverage
- Positioned to benefit from tightening global supply of dry-bulk vessels amid continued demand growth
- On-shore logistics offering provides significant, incremental revenue opportunities
- Leading position within Ice-Class trades supports superior earned TCE rates
- Disciplined capital allocation strategy
- Long-term cargo-based contracts provide multi-year demand visibility
- Significant balance sheet optionality to pursue growth, low net leverage

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PANGAEA

Appendix



Confidential Pangaea Logistics Solutions

Selected Balance Sheet Data

(in thousands,may not foot due to rounding)	March 31, 2024 (unaudited)	December 31, 2023 (audited)
Current Assets		
Cash and cash equivalents	$ 95,873	$ 99,038
Accounts receivable, net	41,998	47,892
Other current assets	57,686	44,897
Total current assets	195,557	191,826
Fixed assets, including finance lease right of use assets, net	498,907	504,659
Goodwill	3,105	3,105
Other Non-current Assets	5,736	5,590
Total assets	$ 703,305	$ 705,180
Current liabilities		
Accounts payable, accrued expenses and other current liabilities	$ 32,953	$ 35,836
Current portion long-term debt and finance lease liabilities	51,644	52,722
Other current liabilities	14,740	16,776
Total current liabilties	99,337	105,334
Secured long-term debt and finance lease liabilities, net	205,910	211,713
Other long-term liabilities	18,752	17,937
Total Pangaea Logistics Solutions Ltd. equity	332,004	323,886
Non-controlling interests	47,301	46,310
Total stockholders' equity	379,306	370,196
Total liabilities and stockholders' equity	$ 703,305	$ 705,180

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Selected Income Statement Data

(in thousands,may not foot due to rounding)	Three months ended March 31, 2024 (audited)	2023 (audited)
Revenues:		
Voyage revenue	$ 87,291	$ 107,950
Charter revenue	15,031	5,749
Terminal & stevedore revenue	2,427	-
Total revenue	104,749	113,699
Expenses:		
Voyage expense	37,115	56,815
Charter hire expense	27,143	22,591
Vessel operating expenses	12,669	13,607
Terminal Expenses	2,079	-
General and administrative	7,278	5,692
Depreciation and amortization	7,436	7,327
Loss on sale of vessel	-	1,172
Total expenses	93,720	107,203
Income from operations	11,028	6,496
Total other expense, net	1,638	(3,093)
Net income	12,666	3,403
(Income) loss attributable to noncontrolling interests	(991)	71
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 11,674	$ 3,474
Adjusted EBITDA [1]	$ 19,947	$ 16,238

(1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense, and other non-recurring items, if any.

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Reconciliation of Non-GAAP Measures

	For the three months ended 3/31/2024 (unaudited)	3/31/2023 (unaudited)
Net Transportation and Service Revenue		
Gross Profit	**$ 18,333,600**	**$ 13,387,407**
Add:		
Vessel Depreciation and amortization	7,408,995	7,299,382
Net transportation and service revenue	**$ 25,742,595**	**$ 20,686,789**
Adjusted EBITDA		
Net Income	**$ 12,665,634**	**$ 3,402,912**
Interest expense, net	2,975,646	3,200,668
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	815,102	(144,736)
Depreciation and amortization	7,436,473	7,326,860
EBITDA	**23,892,855**	**13,785,704**
Non-GAAP Adjustments:		
Loss on sale of vessels	-	1,172,196
Share-based compensation	1,138,677	856,434
Unrealized (gain) loss on derivative instruments, net	(5,084,339)	423,569
Adjusted EBITDA	**$ 19,947,193**	**$ 16,237,903**

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Reconciliation of Non-GAAP Measures

	For the three months ended 3/31/2024 (unaudited)	3/31/2023 (unaudited)
Earnings Per Common Share		
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 11,674,176**	**$ 3,474,267**
Weighted average number of common shares - basic	45,214,519	44,712,290
Weighted average number of common shares - diluted	**45,914,772**	**45,116,719**
Earnings per common share - basic	$ **0.26**	$ 0.08
Earnings per common share - diluted	$ **0.25**	$ 0.08
Adjusted EPS		
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 11,674,176**	**$ 3,474,267**
Non-GAAP		
Add:		
Loss on sale of vessels	-	1,172,196
Unrealized (gain) loss on derivative instruments, net	(5,084,339)	423,569
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	**6,589,837**	5,070,032
Weighted average number of common shares - basic	45,214,519	44,712,290
Weighted average number of common shares - diluted	**45,914,772**	**45,116,719**
Adjusted EPS - basic	$ 0.15	$ 0.11
Adjusted EPS - diluted	$ **0.14**	$ **0.11**

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